UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2016

GOLUB CAPITAL BDC, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 150 South Wacker Drive, Suite 800, Chicago, IL 60606__

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 205-5050

____ ____

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities

On July 18, 2016, Golub Capital BDC, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) between the Company and Estante GBDC Limited (the “Buyer”) for the sale of 1,433,486 shares of the Company’s common stock, par value $0.001 per share, at a price per share of $17.44. Proceeds in cash of $24,999,995.84 were received and the transactions contemplated by the Purchase Agreement closed on July 21, 2016. The offering and sale of the shares of the Company’s common stock pursuant to the Purchase Agreement are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(a)(2) of the Securities Act and Regulation D thereunder. The Company relied, in part, upon representations from the Buyer in the Purchase Agreement that the Buyer was an accredited investor as defined in Regulation D under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Securities Purchase Agreement, dated as of July 18, 2016, by and between Golub Capital BDC, Inc. and Estante GBDC Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date: July 21, 2016	By: /s/ Ross A. Teune
Name: Ross A. Teune
Title: Chief Financial Officer